UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 16, 2010

ONEBEACON INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation)	1-33128 (Commission File Number)	98-0503315 (IRS Employer Identification Number)

601 Carlson Parkway

Minnetonka, Minnesota  55305

(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                                       SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

OneBeacon Insurance Group, Ltd. (the “Company”) held its 2010 Annual General Meeting of Members (the “2010 Annual Meeting”) on June 16, 2010 in Hamilton Parish, Bermuda.  At the 2010 Annual Meeting:

(1)               four persons were elected to serve as Class I directors of the Company to a term ending in 2013; and

(2)               the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010 was approved.

As of April 1, 2010, the record date for the 2010 Annual Meeting, a total of 23,368,400 Class A Common Shares and 71,754,738 Class B Common Shares were issued and outstanding.  The results of the vote are presented below.

Proposal 1 — Election of four Class I directors with a term ending in 2013.

Director	Votes For*	Votes Withheld	Broker Non-Votes
Lois W. Grady	737,391,607	1,594,999	1,236,861
T. Michael Miller	725,015,526	13,971,080	1,236,861
Lowndes A. Smith	738,382,970	603,606	1,236,861
Kent D. Urness	738,372,341	614,265	1,236,861

Proposal 2 — Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2010.

Votes For*	Votes Against	Abstentions
740,106,749	87,542	29,176

*Each Class B Common Share is entitled to 10 votes for every one share; the totals shown above give effect to the 10 for 1 Class B Common Share voting rights.  The Class A and Class B shares vote together as one class.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

Date: June 21, 2010
	By:	/s/ Jane E. Freedman
Jane E. Freedman
Secretary